Exhibit 99.4
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Performance Materials average sales per shipping day)

Average Sales per Shipping Day ($, millions)

	2003	2004	2005	2006	2007	2008
January	2.856	3.159	5.176	5.258	6.061	6.040
February	3.457	3.562	5.593	5.816	5.593	6.446
March	3.512	3.812	5.570	5.200	5.965
April	3.716	4.341	5.989	6.156	6.637
May	3.597	4.287	6.183	5.641	6.112
June	3.808	4.454	5.812	5.845	6.313
July	3.385	4.274	5.425	5.886	6.073
August	3.210	4.286	5.293	5.501	6.642
September	3.903	4.260	5.264	5.663	8.307
October	3.786	4.933	5.955	6.083	5.968
November	4.144	5.262	6.030	6.149	6.642
December	3.649	4.652	5.305	5.800	5.318